SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 3, 2008
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 4, 2008, John G. Cooper will assume the role of Principal Accounting Officer to Discovery Laboratories, Inc. (the “Company”), replacing Kathleen A. McGowan, Director, Finance and Controller, who resigned as Principal Accounting Officer as of January 3, 2008 and is leaving the Company.

On January 3, 2008, the Company and each of Robert J. Capetola, President and Chief Executive Officer, John G. Cooper, Executive Vice President, Chief Financial Officer and Treasurer, and David L. Lopez, Esq., CPA, Executive Vice President, General Counsel, Chief Compliance Officer and Secretary, entered into an Amendment (collectively, the “Amendments”) to their respective Amended and Restated Employment Agreements dated as of May 4, 2006 (the “Agreements”).

Under each of the Amendments, (a) the term of the Agreement is extended until May 3, 2010, subject to automatic one-year extensions as provided in the Amendments, and (b) in connection with a change of control, all shares of stock and options held by the executive shall accelerate and become fully vested and all restrictions related thereto shall be lifted effective on the date of the change of control. In addition, under the Amendments to the Agreements of Messrs. Cooper and Lopez, (i) in the event of a termination of employment in connection with a change of control, a lump sum payment provided in the Agreements shall be increased from a multiple of two to a multiple of two and one half times the sum of the executive’s base salary and bonus, and (ii) in the event of a termination of employment by the Company without cause or by the executive for good reason, a lump sum payment provided in the Agreements is increased from a multiple of one to a multiple of one and one half times the sum of the executive’s base salary and bonus.

The description of the terms and conditions of the Amendments and the Agreements and the rights and obligations of the Company and executives in connection therewith are qualified by reference in their entirety to the definitive terms and conditions of the Amendments, the form of which is attached hereto as Exhibits 10.1 through 10.3, and the Agreements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1.	Amendment to the Amended and Restated Employment Agreement dated as of May 4, 2006 between Robert J. Capetola and Discovery Laboratories, Inc.

10.2.	Amendment to the Amended and Restated Employment Agreement dated as of May 4, 2006 between David L. Lopez and Discovery Laboratories, Inc.

10.3.	Amendment to the Amended and Restated Employment Agreement dated as of May 4, 2006 between John G. Cooper and Discovery Laboratories, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Robert J. Capetola, Ph.D.
Date: January 3, 2008	President and Chief Executive Officer